Exhibit 10.6

              State Tax Bureau - Dongshan District, Guangzhou City

      Tax Exemption and Deduction Certificate for Foreign Invested Company
                                  Number: 05002


Guangzhou Konzern Medicine Company:


      We have received your application for the tax exemption and deduction as the foreign invested company. According to "The Income Tax Law of Foreign Invested Company of China" and its detailed regulation, we certify that your company has the qualification for the tax exemption and deduction.



State Tax Bureau -  Gongshan District, Guangzhou City
Date: June 23, 2005